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                                                              Exhibit (c)(2) to
                                                                 Sch. 14D-1

                                      DLZ CORP.
                                SUBSCRIPTION AGREEMENT

          THIS SUBSCRIPTION AGREEMENT is dated as of _________________, between DLZ CORP., a California corporation ("DLZ"), and __________ ("SUBSCRIBER"), a shareholder of Digital Link Company, a California corporation (the "COMPANY").

                                      BACKGROUND

          A. DLZ has entered into a Merger Agreement (the "MERGER AGREEMENT") with the Company pursuant to which DLZ will merge with and into the Company with the Company surviving the merger as the "Surviving Corporation." All capitalized terms not defined in this Subscription Agreement shall have the meanings set forth in the Merger Agreement.

          B. DLZ has authorized capital stock of 30,000,000 shares of common stock, no par value, each share of which is entitled to one vote (the "DLZ COMMON"). As of the date hereof, 1 share of DLZ Common is outstanding and held by Vinita Gupta.

          C. In connection with the transactions contemplated by the Merger Agreement, the parties desire that shares of DLZ COMMON be issued to the Subscriber in consideration of the contribution of the Subscriber's shares of the common stock, no par value per share, of the Company (the "COMPANY SHARES") to DLZ.

          NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                      ARTICLE I.
                                  STOCK SUBSCRIPTION

     1.1 CONTRIBUTION OF STOCK. At the Closing (as hereinafter defined), DLZ shall deliver to the Subscriber certificates representing shares of DLZ Common (the "SHARES") in the amounts set forth in Schedule 1.1 to this Subscription Agreement ("SCHEDULE 1.1").

     1.2 CONSIDERATION FOR SHARES. Concurrently with the issuance of DLZ Common to be purchased by the Subscriber, the Subscriber shall deliver to DLZ in exchange therefor certificates duly endorsed in blank or with stock powers attached representing the number of Company Shares set forth in Schedule 1.1.

     1.3 CLOSING. The delivery and transfer of DLZ Common to the Subscriber and in exchange therefor the delivery and transfer of the shares of Company Common by the Subscriber (the "CLOSING") shall take place immediately prior to the Effective Time.

                                     ARTICLE II.
                        REPRESENTATIONS AND WARRANTIES OF DLZ

          DLZ represents and warrants to the Subscriber that:


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     2.1  ORGANIZATION AND AUTHORITY.  DLZ is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby. DLZ has all requisite corporate power and authority to issue and sell the DLZ Common contemplated hereby and otherwise to carry out the transactions contemplated hereby.

     2.2 CAPITALIZATION. DLZ has authorized capital stock of 30,000,000 shares of DLZ Common, of which 1 share is outstanding. All of the outstanding shares of DLZ Common shall be validly issued fully paid and nonassessable and when delivered by DLZ at the Closing.

     2.3 VALID, BINDING AGREEMENT. This Subscription Agreement is a valid and binding agreement of DLZ, enforceable against DLZ in accordance with its terms.

                                     ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

          The Subscriber hereby represents and warrants as follows:

     3.1 ACCESS TO INFORMATION. DLZ has made available to the Subscriber, for a reasonable time prior to the date hereof, an opportunity to ask questions and receive answers concerning the terms and conditions of the Subscriber's investment in the DLZ Common and to obtain any additional information which DLZ possesses or can acquire without unreasonable effort or expense, and the Subscriber has received all additional information requested by the Subscriber. The Subscriber has had access to such financial and other information as is necessary in order for the Subscriber to make a fully-informed decision as to his or her investment in DLZ Common.

     3.2 NO REGISTRATION. The Subscriber has been advised that the shares of DLZ Common have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 ACT") and, therefore, cannot be resold unless they are registered under the 1933 Act or unless an exemption from registration is available.

     3.3 PURCHASE FOR INVESTMENT. The Subscriber, with respect to all the shares of DLZ Common to be purchased by the Subscriber, is purchasing the DLZ Common for such Subscriber's own account, in each case for investment and not with a view to, or for resale in connection with, the distribution thereof or with any present intention of distributing or reselling any thereof.

     3.4 BUSINESS AND FINANCIAL EXPERIENCE, ETC. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of Subscriber's investment in DLZ Common and is aware that the Subscriber must bear the economic risk of such investment for an indefinite period of time.


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     3.5  TAX ADVICE.  DLZ has made no warranties or representations to the
Subscriber with respect to the income tax consequences of the transactions contemplated by this Subscription Agreement and the Subscriber is in no manner relying on DLZ or its representatives or agents for an assessment of such tax consequences.

                                     ARTICLE IV.
                        RESTRICTIONS ON TRANSFER OF DLZ COMMON

     The Subscriber hereby agrees that each outstanding certificate representing shares of DLZ Common to be delivered at the Closing shall bear endorsements reading substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT."


                                     ARTICLE V.
                                CONDITIONS TO CLOSING

     5.1 SUBSCRIBER'S OBLIGATION. The Subscriber's obligation to purchase and deliver the consideration for the shares of DLZ Common to be sold by DLZ at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

          5.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of DLZ contained in this Subscription Agreement, and those otherwise made in writing in other documents, and letters or other statements addressed in whole or in part to the Subscriber by or on behalf of DLZ in connection with the transactions contemplated by this Subscription Agreement shall be true and correct when made and at and as of the time of the Closing.

          5.1.2 PERFORMANCE. DLZ shall have performed and complied with all agreements and conditions contained in this Subscription Agreement required to be performed or complied with by it prior to or at the Closing.

          5.1.3 NO IMPEDIMENTS TO MERGER. All conditions to the Merger shall have been satisfied or waived.

          5.1.4 NO ORDERS. As of the Closing, there shall not be outstanding any order of any court, administrative agency or governmental body which in any way restrains or prevents the carrying out of the transactions contemplated by this Subscription Agreement, including, without limitation, the Transaction.


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                                     ARTICLE VI.
                               MISCELLANEOUS PROVISIONS

     6.1 GOVERNING LAW; AMENDMENT. This Subscription Agreement shall be construed and enforced in accordance with the laws of the State of California. This Subscription Agreement cannot be changed orally, and can be changed only by an instrument in writing signed by the parties hereto.

     6.2 NOTICES. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed to DLZ at its principal offices and to the Subscriber at such Subscriber's address reflected in the stock records of DLZ. The Subscriber, by written notice given to DLZ in accordance with this Section 6.2 may change the address to which notices, statements, instructions or other documents are to be sent to such Subscriber. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given on the date of mailing. Whenever pursuant to this Subscription Agreement any notice is required to be given by any stockholder to any other stockholder, such stockholder may request from DLZ a list of addresses of all stockholders of DLZ, which list shall be promptly furnished to such stockholder.

     6.3 COMPLETE AGREEMENT; COUNTERPARTS. This Subscription Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Subscription Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     6.4 ASSIGNMENT. This Subscription Agreement is not assignable by the parties hereto.


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          IN WITNESS WHEREOF, the parties hereto have executed this Subscription
Agreement as of the day and year first written above.

                                   DLZ CORP.

                                   BY:
                                      --------------------------------------
                                      Vinita Gupta
                                      President



                                   SUBSCRIBER

                                   [NAME]


                                   BY:
                                      --------------------------------------
                                      [Name]
                                      [Title]


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                                     SCHEDULE 1.1
                      SHARES OF COMMON STOCK HELD BY SUBSCRIBER